Exhibit 10(e)(15)

AMENDMENT NO. 1

TO THE

2007 AMENDMENT AND RESTATEMENT OF

XEROX CORPORATION 2004 PERFORMANCE INCENTIVE PLAN

WITNESSETH:

WHEREAS, Xerox Corporation (the “Company”) has established the 2007 Amendment and Restatement of the Xerox Corporation 2004 Performance Incentive Plan (hereinafter referred to as the “Plan”), and

WHEREAS, the Company desires to amend the Plan,

NOW, THEREFORE, Section 2 of the Plan is hereby amended to read in its entirety as follows:

“2.	Effective Date and Term

The Plan shall be effective as of May 20, 2004, subject to the approval of the Company’s shareholders at the 2004 annual meeting. No awards or grants can be made after April 30, 2012 unless terminated sooner pursuant to Section 13 by the Company’s Board of Directors (the “Board”). Effective May 20, 2004, no further awards shall be made under a Predecessor Plan, but outstanding awards under any Predecessor Plan shall remain outstanding in accordance with their applicable terms and conditions.”

The foregoing amendment is effective as of May 24, 2007. In all other respects, the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the 31st day of May, 2007.

XEROX CORPORATION

By:	/s/ Patricia M. Nazemetz
Vice President